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                                                                      EXHIBIT 21


                            OFFSHORE LOGISTICS, INC.

                SUBSIDIARIES OF THE REGISTRANT AT MARCH 31, 2001



                                                                                        PERCENTAGE
                                                          PLACE OF                       OF VOTING
              COMPANY                                   INCORPORATION                   STOCK OWNED
              -------                                   -------------                   -----------
Air Logistics of Alaska, Inc. ....................        Alaska                           100%
Air Logistics, L.L.C .............................        Louisiana                        100%
Aircopter Maintenance International, Inc. ........        Panama                            49%
Airlog International, Inc. .......................        Panama                           100%
Airlog Part Sales, Inc. ..........................        Louisiana                        100%
Brilog Leasing Limited ...........................        Cayman Islands                   100%
Bristow Aviation Holdings Limited ................        England                           49%
Bristow Helicopter Group Limited .................        England                           49%
Bristow Helicopters Australia Pty. Ltd. ..........        Australia                         49%*
Bristow Helicopters International Limited ........        England                           49%
Bristow Helicopters Limited ......................        England                           49%
Bristow Helicopters Nigeria Limited ..............        Nigeria                           40%*
FBS Limited ......................................        England                           50%*
Grasso Corporation ...............................        Delaware                         100%
Grasso Production Management .....................        Texas                            100%
Guaranty Financial International, N.A ............        Netherlands Antilles              49%
Heliservicio Campeche S.A. de C.V ................        Mexico                            49%
Hemisco Helicopters International,  Inc. .........        Panama                            49%
Medic Systems International, Inc. ................        Panama                           100%
Medic Systems, Inc. ..............................        Delaware                         100%
Norsk Helikopter AS ..............................        Norway                            49%*
Offshore Logistics International, Inc. ...........        Panama                           100%
Offshore Logistics Management Services, Inc. .....        Louisiana                        100%
Petroleum Air Services ...........................        Egypt                             25%


*   percentage owned by Bristow Helicopters Limited